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                                                                    Exhibit 10.1


[LOGO]                                                  GATX CAPITAL CORPORATION

                                                  MASTER LEASE AGREEMENT
                                                  NO.      1903
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This Master Lease Agreement ("Lease Agreement") is made as of the 30TH day of
JULY ,1999, between GATX CAPITAL CORPORATION of Four Embarcadero Center, Suite 2200, San Francisco, CA 94111 (the "Lessor") and RHYTHMS NETCONNECTIONS INC having its principal offices at 6933 SOUTH REVERE PARKWAY, SUITE 100, ENGLEWOOD, CO 80112 (the "Lessee").

                              TERMS AND CONDITIONS
1.  DEFINITIONS.
            "Lease Order" shall refer to that document wherein Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor certain Equipment. Each Lease Order shall be signed and submitted by Lessee to Lessor and, when so submitted, shall constitute a firm irrevocable offer by Lessee to lease the Equipment identified on the Lease Order subject to the terms of the Lease Order and this Lease Agreement which, if accepted by Lessor by signing and returning to Lessee one copy of the same within thirty (30) days of the date of the Lease Order shall be deemed a duly executed and in force Lease Order.
      "Initial Term" shall mean the period beginning on the Commencement Date and continuing for the number of months set forth in each Lease Order.
      "Equipment" shall mean the equipment identified in a duly executed and in force Lease Order and all related replacements, parts, additions, software, accessories, alterations and repairs incorporated therein or affixed thereto, together with any items included on the related Lease Order including, but not limited to, training, maintenance, license agreements, etc.
       "Software" shall mean a computer program in any data, program description, media or supporting documentation provided by a licensor as part of the transaction.
       "Delivery and Acceptance Date" shall mean the date that the Equipment listed on the related Lease Order is accepted at Lessee's premises, such date being specified in the related Delivery and Acceptance Receipt. Unless expressly agreed otherwise by the parties or Lessee notifies Lessor in writing that the Equipment has been rejected, the Equipment must be accepted within seven (7) days after the delivery date, and if not accepted by such time the Delivery and Acceptance Date shall be deemed to be seven (7) days after the delivery date.
      "Commencement Date" means, as to the Equipment designated on any Lease Order, where the Delivery and Acceptance Date for such Equipment falls on the first day of the month, that date, or, in any other case, the first day of the month or calendar quarter if so provided in the Lease Order, following the Delivery and Acceptance Date, unless otherwise agreed by the parties.
      "Progress Payment Rider" shall refer to that document wherein the seller of the Equipment requires payment prior to the commencement of a Lease Order and Lessee agrees to make payments prior to the commencement of a Lease Order.

2.  NET LEASE.
      THIS LEASE AGREEMENT TOGETHER WITH EACH LEASE ORDER CONSTITUTES A NET LEASE AND LESSEE'S AGREEMENT TO PAY RENT AND ANY OTHER OBLIGATIONS HEREUNDER AND UNDER ANY APPLICABLE LEASE ORDERS SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT FOR ANY REASON WHATSOEVER. Lessor and Lessee will enter into one or more Lease Orders pursuant to this Lease Agreement. Subject to the terms and conditions of this Lease Agreement and a duly executed and in force Lease Order, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the Equipment described in each Lease Order. This Lease Agreement is a master lease and each Lease Order is subject to the terms of this Lease Agreement. Each Lease Order shall be treated as a separate lease with respect to the Equipment covered by such Lease Order. In the event of any conflict between the language of this Lease Agreement and any Lease Order entered into pursuant hereto, the language of the Lease Order shall prevail with respect to that Lease Order and the Equipment covered thereby. NO EQUIPMENT SHALL BE DEEMED LEASED HEREUNDER UNLESS IT IS THE SUBJECT OF A DULY EXECUTED AND IN FORCE LEASE ORDER.

3.  TERM.
      The term of this Lease Agreement shall commence on the date set forth above and shall continue in effect for the Initial Term of any Lease Order and any extended term as provided herein.
      The term of each lease as to any items of Equipment designated on any Lease Order shall commence on the Delivery and Acceptance Date for such Equipment, and shall continue for the Initial Term and any extended term provided herein.
                      (CONTINUED ON THE FOLLOWING 3 PAGES)
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IN WITNESS WHEREOF, the parties have executed this Lease Agreement effective as of the date first above written.

LESSOR:  GATX CAPITAL CORPORATION           LESSEE:  RHYTHMS NETCONNECTIONS INC.


SIGNATURE:                                  SIGNATURE: /X/
          -----------------------                     -------------------------
BY:                                         BY:
   ------------------------------              --------------------------------
         (PRINT NAME)                                    (PRINT NAME)
TITLE:                                      TITLE:
      ---------------------------                 -----------------------------
DATE:                                       DATE:
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4. RENTAL. Rental shall begin to accrue on the Delivery and Acceptance Date and
Lessee shall pay to Lessor, as rental for the Equipment during the Initial Term, the rent set forth in the respective Lease Order, which shall be due and payable in advance on the first day of each calendar month or quarter as specified in the Lease Order during such Initial Term plus any extended term (each date being hereinafter called a "Rent Payment Date"), unless modified by a Progress Payment Rider. If the Delivery and Acceptance Date of any Equipment shall be other than the first day of the month, Lessee shall make an initial payment based on the Delivery and Acceptance Date in an amount equal to the fraction of the rent as specified in the related Lease Order for each day from the Delivery and Acceptance Date to (but not including) the Commencement Date. Rent shall be paid to Lessor at the address set forth above or at such other place as Lessor shall designate in writing, or if to an Assignee of Lessor, at such place as such Assignee shall designate in writing, and shall be paid free and clear of all claims, demands or setoffs against Lessor or such Assignee. Whenever any payment by Lessee (of rent or otherwise) is past due hereunder for more than seven (7) days, Lessee shall pay to Lessor, as additional rent, interest on such amount until and including the date of payment, at the lesser of 1.5% per month or the maximum allowable rate of interest permitted by law.

5. TAXES. Lessee covenants to promptly report, file, pay and indemnify and hold Lessor harmless with respect to any and all Taxes, as hereinafter defined. The term "Taxes" as used herein shall mean all taxes (including sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes), and all other governmental fees, charges and assessments (general or special) due, assessed or levied by any foreign, federal, state, county or local government or taxing authority, and any penalties, fines or interest thereon, which are imposed against, upon or relating to the Equipment or the use, registration, rental, shipment, transportation, delivery, ownership or operation thereof, and on or relating to the lease thereof including the rentals or receipts due under this Lease Agreement, but shall not include any taxes solely based upon or measured by the income of Lessor. Lessee will, upon request by Lessor, submit to Lessor written evidence of Lessee's payment of all Taxes due hereunder. Any tax returns filed by Lessee shall show Lessor as the owner of the Equipment.

6. INSTALLATION, USE, MAINTENANCE AND INSPECTION OF EQUIPMENT.
      (a) Lessee shall pay all installation, transportation, rigging, unpacking and repacking, drayage, handling and insurance charges on the Equipment upon delivery to Lessee and upon redelivery to Lessor upon the expiration or earlier termination of the Initial Term or any extension thereof, to such destination as is specified by Lessor within the continental United States of America ("Return Location"). Lessee shall furnish appropriate installation facilities for the Equipment. Lessee represents and warrants that: (i) it has selected all Equipment based on its own judgment and expressly disclaims any reliance upon statements made by Lessor; and (ii) as of the Delivery and Acceptance Date, as between Lessee and Lessor, Lessee shall have unconditionally accepted such Equipment. Lessee shall execute and deliver to Lessor a Delivery and Acceptance Receipt which shall be conclusive evidence that, without limitation, Lessee finds the Equipment complete, in good working order and condition and satisfactory for its requirements.
      (b) Lessee shall comply with all laws, regulations and orders of any governmental branch or agency which relates to the installation, use, possession or operation of the Equipment, and shall use the Equipment in the regular course of its business only, within its normal capacity, without abuse.
      (c) Lessee, at its own expense, shall maintain the Equipment in good operating condition, repair and appearance, and protect the same from deterioration other than normal wear and tear, and shall enter into, and keep in force a maintenance agreement with the manufacturer of the Equipment. Lessee shall cause the manufacturer to keep the Equipment in good and efficient working order, less normal wear and tear in full compliance and in accordance with the provisions of such maintenance agreement and shall furnish evidence of such agreement to Lessor upon request. During Lessee's normal business hours, Lessee shall provide the manufacturer's field engineering representatives with access to the equipment to install engineering changes necessary to keep the Equipment at currently announced engineering change levels. Upon deinstallation of any Equipment, Lessee shall provide Lessor evidence from the manufacturer stating the Equipment is at currently announced engineering change levels and is qualified for the manufacturer's maintenance agreement. The Equipment shall be returned in the same operating order, repair, condition and appearance as on the Delivery and Acceptance Date, reasonable wear and tear excepted.
      (d) During Lessee's normal business hours, upon prior written notice to Lessee and subject to Lessee's reasonable security procedures, Lessee shall permit Lessor or its designee to inspect the Equipment, Lessee's equipment log and maintenance records.
      (e) Prior to delivery of any Equipment, the obligations of Lessor may be suspended to the extent that Lessor is hindered or prevented from complying therewith because of labor disturbances, acts of God, fire, storms, accidents, failure of the manufacturer to deliver any Equipment, governmental regulations or any cause whatsoever not within the control of Lessor.

7. RELOCATION. Lessee shall not move or permit to be moved any Equipment from the location set forth in the applicable Lease Order without the prior written consent of Lessor, which shall not be unreasonably withheld; provided, however, in no event shall any Equipment be moved to a location outside the United States of America. Risk of loss and all costs and expenses incurred in connection with any movement of Equipment shall be the responsibility of Lessee.

8. ALTERATIONS AND MODIFICATIONS. Lessee shall not make modifications, alterations or additions to Equipment (other than normal operating accessories or controls) without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall be entitled to acquire and install, at Lessee's expense, such additional features or options ("Modifications") which (i) will not impair the originally intended function or use of the Equipment in which the Modifications are installed, (ii) will not require removal of any part of the Equipment, (iii) will not interfere with Lessee's ability to obtain and maintain the maintenance contract required by Paragraph 6(c), and (iv) the addition of which will not have an adverse impact upon the value of the underlying Equipment or Lessor's rights therein. Such Modifications shall be of the type which are readily installed and removed without damage to the Equipment so as to restore the Equipment to the condition in which it existed prior to the installation of such Modifications provided, however, that if Lessor so agrees in writing, Lessee shall not be required to remove such Modifications. Any Modifications not so removed shall become the property of Lessor. All Modifications must qualify for the manufacturer's maintenance agreement and be maintained in accordance with Paragraph 6(c) hereof. Lessee hereby grants to Lessor the right and opportunity to first submit or match the last proposal for the lease, financing or supply of any Modification.

9. SOFTWARE. Lessee and Lessor acknowledge that the Equipment may contain or include a description of certain Software in which Lessor and Lessee may have no ownership or other proprietary rights. Where required by the Software owner, manufacturer or distributor, Lessee shall enter into a license or other agreement for the use of such Software. Any Software agreement shall be separate and distinct from this Master Lease and any Lease Order, and Lessor and Assignee shall not have any obligations thereunder, but shall have the right to require Lessee to terminate Lessee's use of the Software if an Event of Default shall occur and shall be continuing hereunder. In the event rent specified in a Lease Order includes an amount attributable to the financing by Lessor of Lessee's fee for use of Software, Lessee agrees that such amount shall be deemed rent and subject to all the provisions of this Lease Agreement. Upon termination of this Lease Agreement for reasons other than default, Lessee hereby assigns to Lessor, to the extent assignable, any and all rights and obligations relating to software and applicable software licenses.

10. OWNERSHIP, SECURITY INTEREST. It is expressly understood that the Equipment is, and shall at all times remain, personal property of Lessor. Lessee shall have no right, title or interest in the Equipment except as expressly provided herein. If requested by Lessor, Lessee will obtain, prior to delivery of any Equipment, a certificate satisfactory to Lessor from all parties with a real property interest in the premises where the Equipment shall be located, waiving any claim with respect to the Equipment. If Lessor supplies Lessee with labels, plates or other markings stating that the Equipment is owned by Lessor, Lessee shall attach same in a prominent place on the Equipment. Lessee agrees to execute Uniform Commercial Code financing statements and any and all additional instruments requested by Lessor to perfect the interest of Lessor, its successors or assigns in this Master Lease, any Lease Order, the payments due hereunder or the Equipment. Lessee authorizes Lessor to file a copy of the Master Lease or any Lease Order or invoice as a financing statement. Lessee agrees to reimburse Lessor for all recording and filing fees.

11. ASSIGNMENT OR SUBLETTING BY LESSEE. LESSEE SHALL NOT ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THIS LEASE AGREEMENT, ANY LEASE ORDER OR ANY OF ITS RIGHTS THEREUNDER NOR SUBLEASE OR LEND ANY OF THE EQUIPMENT TO ANY OTHER PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. ANY PURPORTED ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THIS LEASE AGREEMENT, ANY LEASE ORDER OR ANY OF LESSEE'S RIGHTS THEREUNDER, OR ANY PURPORTED SUBLEASE OR LENDING OF THE EQUIPMENT, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, AT LESSOR'S OPTION, SHALL BE VOID AND OF NO EFFECT. FOR THE PURPOSES OF THIS PARAGRAPH 11, ANY PURPORTED SALE OR OTHER TRANSFER OF A CONTROLLING OWNERSHIP INTEREST OF LESSEE (WHETHER IN ONE TRANSACTION OR SERIES OF RELATED TRANSACTIONS) SHALL BE DEEMED AN ASSIGNMENT OF THE LESSEE'S RIGHTS HEREUNDER REQUIRING THE PRIOR WRITTEN CONSENT OF THE LESSOR. As to any permitted assignment or sublease, the following conditions shall apply:
      (a) Lessee shall remain fully liable for all payments due under each Lease Order and remain the primary obligor for all remaining obligations under this Lease Agreement and any Lease Orders hereunder.
      (b) Lessee shall give Lessor at least thirty (30) days written notice of the location of the Equipment and the identity of the assignee or sublessee prior to the installation at assignee's or sublessee's premises. Lessee shall be responsible for obtaining any and all financing statements and other documentation reasonably requested by Lessor.

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       (c) Any sublessee's interest in any permitted sublease hereunder shall be subordinate to the interests of Lessor or any Assignee of Lessor.

12.  DISCLAIMER OF WARRANTIES.
      (A) LESSEE ACKNOWLEDGES THAT LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENT, NOR THE AGENT OF THE MANUFACTURER AND THAT LESSOR HAS MADE NO REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATEVER, INCLUDING BUT NOT LIMITED TO: THE DESIGN, CONDITION OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT. FURTHER, LESSOR MAKES NO WARRANTIES WITH RESPECT TO THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY LAW, RULE, REGULATION, CONTRACT OR PURCHASE ORDER, OR WITH RESPECT TO PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT MATTERS OR "YEAR 2000" COMPLIANCE. LESSOR EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES. AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS, WHERE IS".
      (B) LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE TO THE LESSEE FOR ANY CLAIM, LOSS OR DAMAGE, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR OTHERWISE, INCLUDING WITHOUT LIMITATION, LOSS OF PROFIT, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS, WHICH MAY BE CAUSED, DIRECTLY OR INDIRECTLY, BY THE EQUIPMENT, THE INADEQUACY OF THE EQUIPMENT FOR ANY PURPOSE OR ANY USE THEREOF, BY ANY DEFICIENCY OR DEFECT THEREIN, OR BY ANY INCIDENT WHATSOEVER IN CONNECTION THEREWITH, ARISING IN STRICT LIABILITY, NEGLIGENCE, CONTRACT, TORT OR OTHERWISE, OR IN ANY WAY RELATING TO OR ARISING OUT OF THE EQUIPMENT, THIS LEASE AGREEMENT OR ANY LEASE ORDER. THE LESSEE AGREES THAT IT WILL, IRRESPECTIVE OF ANY SUCH CLAIM, LOSS, DAMAGE OR EXPENSE, CONTINUE TO PAY SUCH MONTHLY RENTAL CHARGES AND OTHER SUMS AS MAY COME DUE UNDER ANY LEASE ORDER HEREUNDER.

13. ASSIGNMENT OF MANUFACTURER'S WARRANTIES. Lessor hereby assigns to Lessee, to the extent assignable, all manufacturer's warranties, service agreements and patent indemnities with respect to the Equipment, if any, for the purpose of making appropriate claims against the manufacturer, provided that the Lessor shall retain at all times the right to be protected by these warranties, agreements and indemnities as the owner of the Equipment. The Lessee's sole remedy for the breach of any such warranty, indemnification or service agreement shall be against the manufacturer, and not against Lessor or any Assignee of Lessor, nor shall any such breach have any effect whatsoever on the rights and obligations of either party with respect to this Lease Agreement. Lessor will, upon request by Lessee and at Lessee's sole expense, cooperate with Lessee in the enforcement of any benefit provided in any such warranties, service agreements and patent indemnities.

14. INDEMNIFICATION. Lessee agrees that it will defend, indemnify and hold Lessor harmless against any and all claims, demands, liabilities, obligations, losses, damages, injuries, penalties, actions, costs and expenses, including reasonable attorney's fees, of whatever kind and nature arising out of or in connection with the possession, use, condition (including, but not limited to, latent and other defects, whether or not discoverable by Lessor or Lessee), operation, ownership by Lessor, selection, delivery, leasing or return of any item of Equipment leased hereunder, regardless of where, how and by whom operated, or any failure on the part of Lessee to accept the Equipment or otherwise to perform or comply with the provisions of this Lease Agreement or any Lease Order, except for Lessor's gross negligence or willful misconduct. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the expiration or termination of the Initial Term, any renewal or extension thereof, or of any Lease Order or this Lease Agreement.

15. ASSIGNMENT BY LESSOR. LESSOR MAY ASSIGN OR TRANSFER THIS MASTER LEASE OR ANY LEASE ORDER HEREUNDER OR LESSOR'S INTEREST IN THE EQUIPMENT OR GRANT A SECURITY INTEREST THEREIN TO ONE OR MORE ASSIGNEES WITHOUT NOTICE TO LESSEE. Any Assignee of Lessor shall have all of the rights but none of the obligations of Lessor hereunder unless expressly agreed in writing, and Lessee agrees that it will not assert against any Assignee any defense or counterclaim that Lessee may have against Lessor. Lessee shall have no greater obligations to any Assignee than it had to Lessor at the time of assignment, and such assignment shall not limit or otherwise restrict the rights afforded Lessee hereunder. Lessee hereby (i) consents to such assignments and/or grants, (ii) agrees to promptly execute and deliver UCC financing statements, an Acknowledgment and Consent of Assignment and such further acknowledgments, agreements, certificates and other instruments as may be reasonably requested by Lessor or Assignee to effect such assignments and/or grants. Lessee acknowledges that any assignment or transfer by Lessor made in accordance with the provisions of this paragraph shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. In the event of an assignment, all references herein to Lessor shall be deemed to include Assignee. Notwithstanding any such assignment: (i)Lessor shall not be relieved of any of its obligations hereunder; and (ii) the rights of Lessee to quiet enjoyment and possession of the Equipment shall not be impaired so long as Lessee is not in default under this Lease.

16. QUIET POSSESSION AND ENJOYMENT. Lessor covenants that so long as Lessee is not in default hereunder, neither Lessor nor any Assignee will disturb Lessee's quiet possession and enjoyment of the Equipment, subject to and in accordance with the provisions of this Lease Agreement and the applicable Lease Order.

17.  DAMAGE, DESTRUCTION OR LOSS.
      (a) Upon delivery of the Equipment to Lessee until the Equipment is redelivered to Lessor, Lessee shall bear the entire risk of loss, damage, or destruction with respect to the Equipment resulting from any cause whatsoever.
      (b) If any Equipment becomes damaged beyond repair, lost, stolen, destroyed or permanently rendered unfit, or in the event of any condemnation or taking by any governmental authority (any such occurrence being hereinafter referred to as an "Event of Loss"), then Lessee shall promptly notify Lessor and shall do either of the following within thirty (30) days after the occurrence of an Event of Loss:
         (i) At its expense, promptly replace the affected Equipment with like or better replacement equipment of identical make, model, configuration, capacity and condition, in good repair, free and clear of all liens, in which case any such replacement equipment shall become the property of Lessor and for all purposes of this Master Lease shall be deemed to be the Equipment which it replaced; or
         (ii) Terminate the Lease Order with respect to the affected Equipment and pay to Lessor on the next payment date, an amount equal to the present value of the remaining rental payments discounted by five percent (5%), plus the fair market value in continued use of the Equipment.

18. INSURANCE. Lessee shall, at its expense, insure the Equipment against all risks and in such amounts as Lessor shall reasonably require (but not less than the full replacement value) with carriers reasonably acceptable to Lessor, shall maintain a loss payable endorsement in favor of Lessor and its assigns affording to Lessor and its assigns such additional protection as Lessor and its assigns shall reasonably require, and Lessee shall maintain liability insurance reasonably satisfactory to Lessor and its assigns. All such insurance policies shall name Lessee, Lessor and its assigns as additional insureds and shall name Lessor and its assigns as loss payee(s), and shall provide that insurance coverage shall not be canceled or altered without at least thirty (30) days prior written notice to Lessor and Assignee, and that no breach of warranty by Lessor shall invalidate such insurance with respect to any additional insured. Lessee shall promptly furnish appropriate evidence of such insurance to Lessor and any Assignee.

19. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants to Lessor and any Assignees on the date hereof and on the date of each Lease Order that: (i) the execution and performance of this Lease Agreement and all Lease Orders are duly authorized and this Lease Agreement and the Lease Orders constitute legal, valid and binding obligations of Lessee enforceable in accordance with their terms; (ii) the performance under the Lease Agreement and all Lease Orders by Lessee will not result in any breach, default or violation of Lessee's articles of incorporation or by-laws, if applicable, or partnership agreement, if applicable, or any agreement to which Lessee is a party; (iii) Lessee is in good standing duly organized, and validly existing in its jurisdiction of incorporation or organization and in any jurisdiction(s) in which any of the Equipment is to be located; (iv) there are no actions, suits or proceedings pending or threatened, before any court, agency, or arbitrator which will, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under this Lease Agreement or any Lease Order; and
(v) any and all information with respect to Lessee heretofore furnished to Lessor was, when furnished, true and complete.

20. FINANCIAL STATEMENTS, ETC.. During the term of this Lease Agreement, Lessee shall furnish to Lessor and any Assignee Lessee's audited balance sheet, income statement and statement of cash flows for its most recent fiscal year, within ninety days and quarterly statements within forty-five days, all prepared in accordance with generally accepted accounting principles consistently applied, and, from time to time, such other information concerning the Equipment as Lessor or any Assignee may reasonably request.

21. DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder and under each Lease Order entered into pursuant hereto:

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      (a) Lessee shall fail to pay any installment of rent or other charge due under this Lease Agreement or any Lease Order thereunder within ten (10) days after the same is due and payable;
      (b) Lessee attempts to move, sell, assign, transfer, encumber, dispose of, sublet or lend any of the Equipment without the prior written consent of Lessor;
      (c) Except for defaults covered by Paragraph (a) above, Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder or under any Lease Order and such failure continues unremedied for fifteen (15) days after notice thereof to Lessee by Lessor;
      (d) Any representation or warranty made by Lessee in this Lease Agreement, any Lease Order, or in any document or certificate made or furnished to Lessor in connection herewith or pursuant hereto shall prove to be false at any time in any material respect;
      (e) Lessee ceases doing business as a going concern; makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated to be bankrupt or insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding; consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action to effect a dissolution or liquidation and, in the case of any such proceeding not being instituted by Lessee, such proceeding is not dismissed or vacated within thirty (30) days.

22. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, with or without terminating this Lease Agreement, do any one or more of the following:
      (a) Proceed by appropriate court action to enforce performance by Lessee of the applicable terms of this Lease Agreement or any Lease Order;
      (b) Declare immediately payable all sums due and to become due hereunder for the full term of any and all Lease Orders under this Master Lease;
      (c) If the Lease Order provides for a Stipulated Loss Value or other fixed value of the Equipment, recover (i) any then accrued and unpaid rent plus interest thereon at the late payment rate, (ii) the Stipulated Loss Value or other fixed value, at Lessor's option, of the Equipment as of the rent payment date immediately preceding Lessee's date of default, and (iii) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, release or other disposition of the Equipment, including reasonable attorney's fees and costs incurred in connection therewith or otherwise resulting from Lessee's default;
      (d) If the Lease Order does not provide for a Stipulated Loss Value or other fixed value for the Equipment, recover from Lessee damages, not as a penalty, but herein liquidated for all purposes and in an amount equal to the sum of (i) any then accrued and unpaid Rent plus interest thereon at the Late Payment Rate, (ii) the present value of all remaining Rent contracted to be paid over the unexpired portion of the Initial Term or any extended term, discounted at an interest rate of five percent (5%) per annum plus prepayment penalty fees,
(iii) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, or repair, sale, re-lease or other disposition of the Equipment, including reasonable attorney's fees and costs incurred in connection therewith or otherwise resulting from Lessee's default and (iv) the fair market residual value in continued use at the time of default of the Equipment determined by Lessor;
      (e) Re-lease or sell any or all of the Equipment at a public or private sale, with the privilege of becoming the purchaser or Lessee thereof, on such terms and notice as Lessor shall deem reasonable, and thereafter Lessor shall apply the proceeds derived therefrom as follows, Lessee remaining liable for any deficiency: First, to reimburse Lessor for all costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment, including reasonable attorney's fees, commissions and broker's fees and costs incurred in connection therewith or otherwise resulting from Lessee's default; second, to pay Lessor any amounts owing hereunder, third, to reimburse Lessee for any amount paid hereunder as a result of Lessee's default; and fourth, any surplus remaining thereafter to Lessor;
      (f) Take immediate possession of any or all of such Equipment wherever situated, and for such purpose, enter upon any premises (by summary proceedings or otherwise) where the Equipment is located without prejudice to any other remedy or claim referred to herein; and
      (g) Exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law.
      A termination hereunder shall occur only upon notice by Lessor and only as to such Equipment as Lessor specifically elects to terminate and this Master Lease and all Lease Orders hereunder shall continue in full force and effect as to the remaining Equipment, if any. No remedy referred to in this Paragraph 22 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor's rights.

23. LOSS OF ANTICIPATED TAX BENEFITS. Lessee acknowledges that unless otherwise agreed to in writing by Lessor, Lessor intends to claim all available tax benefits of ownership with respect to the Equipment (the "Tax Benefits"), including, but not limited to, cost recovery deductions as provided in Section 168 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each item of Equipment for each of Lessor's taxable years during the Initial Term and any extended or renewal term. Notwithstanding anything herein to the contrary, if Lessor shall not be entitled to, or shall be subject to recapture of the Tax Benefits as a result of any act, omission or misrepresentation of Lessee, Lessee shall pay to Lessor upon demand an amount sufficient to reimburse Lessor for such loss, together with any related interest and penalties, based on the highest marginal corporate income tax rate prevailing at the time of such loss, regardless of whether Lessor or any member of a consolidated group of which Lessor is also a member is then subject to any increase in tax as a result of such loss of Tax Benefits.

24. TERMINATION. Each Lease Order, with respect to all but not less than all of the Equipment covered thereby, may be terminated by either party at the end of the Initial Term or any renewal or extended term thereof provided written notice of termination of a Lease Order is given between one hundred eighty days and ninety days prior to the termination of the Lease Order. If proper notice of termination is not given, or if the Equipment is not returned to Lessor as notified, the term of the Lease Order shall be extended on the same terms and conditions for six months. Thereafter, the Lease Order as so extended may be terminated by either party at the end of any calendar month by giving the other party ninety days prior written notice.

25.  GENERAL.
      (a) This Lease Agreement and any Lease Order hereunder shall be governed in all respects by the laws of the State of Florida. Lessor and Lessee agree that any dispute between them arising under this Lease Agreement or any Lease Order shall be resolved in the state or federal courts in the State of Florida having within its jurisdiction the City of Tampa, Florida. Lessee hereby knowingly and irrevocably waives any objections to an action in such courts in the State of Florida on the grounds of lack of personal jurisdiction or improper venue and agrees that effective service of process may be made upon Lessee by mail under the notice provisions of subparagraph 25(c) hereof. NO RIGHTS OR REMEDIES REFERRED TO IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE SHALL BE INCORPORATED INTO THIS LEASE AGREEMENT UNLESS EXPRESSLY GRANTED IN THIS LEASE AGREEMENT OR A LEASE ORDER HEREUNDER.
      (b) This Lease Agreement and all Lease Orders constitute the entire agreement between Lessee and Lessor with respect to the Equipment covered thereby and supersede any prior or contemporaneous agreements or understandings relating thereto. No covenant, condition or other term or provision hereof or of any Lease Order may be waived, changed, amended or modified except by a written agreement signed by both Lessor and Lessee.
      (c) All notices, consents or requests desired or required to be given hereunder shall be in writing and shall be mailed, via certified mail, return receipt requested, to the address of the other party set forth on the first page hereof or to such other address as such party shall have designated by a proper notice.
      (d) This Lease Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
      (e) Paragraph headings are for convenience of reference only and shall not be construed as part of this Lease Agreement. (f) It is expressly understood that all of the Equipment shall be and remain personal property of the Lessor notwithstanding the manner in which the same may be attached or affixed to realty, and Lessee shall do all acts and execute all documents necessary to insure that the Equipment remains personal property.
      (g) All agreements, representations and warranties contained in this Lease Agreement, any Lease Order, and in any document delivered pursuant hereto or in connection herewith shall be for the benefit of Lessor and any Assignee and shall survive the execution and delivery, and the expiration or other termination, of this Lease Agreement and any Lease Order.
      (h) Time is of the essence of this Lease Agreement and each Lease Order.
      (i) Lessee shall, upon request of Lessor, perform all such other acts and execute and deliver to Lessor all such other documents which Lessor deems reasonably necessary to implement the provisions of this Lease Agreement or any Lease Order.
      (j) Each Lease Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but there shall be only one executed original of each Lease Order which shall be marked "Original" (the "Original") and all other counterparts shall be marked "Duplicate". To the extent, if any, that a Lease Order constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in the Lease Order may be created through the transfer or possession of any counterpart other than the Original of the Lease Order accompanied by an Original or certified copy of the Lease Agreement.

                                                                          4 of 4

                    FIRST ADDENDUM TO MASTER LEASE AGREEMENT

                            DATED AS OF JULY 30, 1999

                                     BETWEEN

                            GATX CAPITAL CORPORATION

                                       AND

                           RHYTHMS NETCONNECTIONS INC.

Dated as of July 30, 1999

         This First Addendum amends the Master Lease Agreement, dated as of July 30, 1999 (the "Lease"), between GATX Capital Corporation and Rhythms NetConnections Inc. All capitalized terms used but not defined herein shall have the respective meanings given thereto in the Lease.

         1. FINANCING.

            (a) COMMITMENT. Subject to the satisfaction of the conditions set forth in paragraph 2 below and on the basis set forth in this paragraph, Lessor has agreed to provide up to $26,000,000 of lease financing to Lessee. The funding of each Lease Order is subject to the satisfaction of the conditions set forth in paragraph 3 below. Lessor's commitment to finance Equipment under this Addendum, shall terminate on the date (the "Commitment Termination Date") that is the same day of the month in the fifteenth month following the date hereof.

            (b) TERM AND LEASE RATE FACTOR. The Initial Term of each Lease Order financed under this Addendum shall be 36 months and the rental for the initial Lease Order under this Addendum during the six-month period following the funding of such initial Lease Order and for each subsequent Lease Order funded during such six-month period shall be payable in accordance with Section 4 of the Lease in an amount on each Rent Payment Date equal to the amount funded under the applicable Lease Order multiplied by 3.0% (the "Lease Rate Factor"). The Lease Rate Factor for all Lease Orders funded following such six-month period will be determined by calculating a new Lease Rate Factor using as the implicit interest rate for such Lease Rate Factor the U.S. Treasury note rate for notes having a 36 month term as quoted in THE WALL STREET JOURNAL on the date of preparation of the first such Lease Order funded during such subsequent period; provided, however, that no such adjustment shall be made unless and until such U.S. Treasury rate shall have increased by more than 25 basis points above the rate in effect on the date hereof.

            (c) END OF TERM OPTIONS. Provided that the Lease has not been terminated and that no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, not more than 180 days and not less than 120 days prior to the expiration of the Initial Term of each Lease Order funded under this Addendum, by written notice to Lessor, Lessee shall irrevocably elect either the option under clause



(i) or a combination of the options under clauses (i), (ii) and (iii) within the parameters set forth therein:

                  (i) Lessee may elect to purchase Equipment (excluding Soft Cost Equipment, as defined in Paragraph 1(d)) having an original total cost (determined with reference to the Equipment Addendum to the applicable Lease Order) equal to at least 70% of the aggregate total cost of the Equipment under such Lease Order for a purchase price equal to the "Fair Market Value" (as defined below) thereof as of the end of the Initial Term of such Schedule, but such amount shall not be less than fifteen percent (15%) of the aggregate total amount originally funded with respect to the Equipment being purchased, nor more than twenty-five percent (25%) of the aggregate total amount originally funded with respect to the Equipment being purchased, under such Lease Order, plus any applicable sales or other transfer tax.

                  (ii) Lessee may elect to return either (i) one hundred percent (100%) of the Equipment (other than Soft Cost Equipment, as defined in Paragraph 1(d)), or (ii) Equipment (other than Soft Cost Equipment, as defined in Paragraph 1(d)) having an original total cost (determined with reference to the Equipment Addendum to the applicable Lease Order) equal to not more than thirty percent (30%) of the aggregate total cost of the Equipment subject to such Lease Order, in each case in the condition required by the Lease.

                  (iii) Lessee may elect to renew the Lease with respect to any Equipment not purchased or returned at the end of Initial Term of the applicable Lease Order, for not less than twelve (12) months or the remainder of an item of Equipment's remaining useful life if shorter, for a rent equal to the "Fair Rental Value" (as defined below) of such item for such additional period, which rent shall be paid monthly in advance.

At the end of the renewal term, Lessee shall elect one of the options set forth in clauses (i), (ii) or (iii) of this paragraph (c).

"Fair Market Value" shall mean the estimated amount, as of a certain date, at which the Equipment subject to the Lease may reasonably be valued in the marketplace by a buyer who could choose not to buy and a seller who could choose not to sell. In the event that the parties cannot agree on a Fair Market Value amount, an independent appraiser (mutually acceptable to Lessor and Lessee) with knowledge of the Equipment, appropriate certification and experience utilizing Fair Market Value as defined shall be retained to render an opinion.

"Fair Rental Value" shall mean the estimated amount, as of a certain date, at which the Equipment subject to the Lease may reasonably be valued in the marketplace by a lessee who could choose not to lease and a lessor who could choose not to lease. In the event that the parties cannot agree on a Fair Rental Value amount, an independent appraiser (mutually acceptable to Lessor and Lessee) with knowledge of the Equipment, appropriate certification and experience utilizing Fair Rental Value as defined shall be retained to render an opinion.

            (d) PAYMENTS FOR SOFT COSTS. With respect to any Equipment which is deemed by Lessor to be soft cost equipment, including without limitation software, software development costs, tooling, tenant improvements, custom-built equipment, cabling, installation or freight costs (collectively, and excluding collocation space costs, "Soft Cost Equipment"), at the time of the final

Rent Payment Date under each Lease Order, Lessee shall make a payment (in addition to any payment under Paragraph 1(c)(i) or under Paragraph 1(c)(ii) hereof) equal to fifteen percent (15%) of the total cost of the Soft Cost Equipment subject to such Lease Order, plus any applicable sales or other transfer tax.

         2. CONDITIONS TO EXECUTION OF THIS ADDENDUM. On or prior to the date of execution of this Addendum by Lessor and the funding of the first Lease Order under this Addendum, Lessor shall have received in form and substance satisfactory to Lessor:

            (a) A legal opinion of Lessee's legal counsel in form and substance reasonably satisfactory to Lessor covering the matters set forth in Exhibit A hereto.

            (b) Copies, certified by the Secretary or Assistant Secretary or Chief Financial Officer of Lessee, of: (A) the Certificate/Articles of Incorporation and By-Laws of Lessee (as amended to the date of the Lease); and
(B) the resolutions adopted by Lessee's board of directors authorizing the execution and delivery of the Lease and this Addendum, the Lease Orders and the other documents referred to herein and the performance by Lessee of its obligations hereunder and thereunder.

            (c) A good standing certificate (including franchise tax status) with respect to Lessee from Lessee's state of incorporation, the state where Lessee's chief executive office is located and each state where Equipment is expected to be located, each dated a date reasonably close to the date of acceptance of the Lease by Lessor.

            (d) Evidence of the insurance coverage required by Section 18 of the Lease, if not previously provided to Lessor.

            (e) All other documents as Lessor shall have reasonably requested.

         3. CONDITIONS TO THE FUNDING OF EACH LEASE ORDER. Prior to the funding of each Lease Order, Lessee shall have satisfied all of the following conditions:

            (a) Lessor shall have received:

                  (i) A Landlord's Waiver and Consent of each landlord of premises on which Equipment will be located, substantially in the form of Exhibit B hereto.

                  (ii) To the extent Lessor, in its commercially reasonable business judgment, deems it necessary, a release or other arrangement with any other lessor or lender to the Lessee to insure that there will be no impairment of Lessor's interest in the Equipment subject to the Lease Order.

                  (iii) Copies of invoices, purchase orders and canceled checks relating to all Equipment being placed under the Lease pursuant to the Lease Order and/or a Purchase Order and Invoice Assignment from Lessee to Lessor substantially in the form of Exhibit C hereto.

            (b) Lessee shall have filed or recorded, to the satisfaction of Lessor, all instruments and documents, including, but not limited to, precautionary Financing Statements on Form UCC-1 and releases and termination statements on Form UCC-2, then deemed necessary by Lessor to preserve and protect its rights hereunder, under the Uniform Commercial Code (including the termination of any after-acquired property clause of third parties that might if in force apply to any Equipment).

            (c) Lessor shall have received all other documents and Lessee shall have performed all other acts as Lessor shall have reasonably requested to consummate the transaction contemplated by the Lease Order.

            (d) Except with the prior consent of Lessor, not to be unreasonably withheld or delayed, the cost of Soft Cost Equipment which is financed under the Lease Order shall not exceed fifteen percent (15%) of the total amount of such Lease Order. Lessee will use its diligent efforts to obtain from the vendor of any software financed under the Lease a consent to transfer the right to use such software to a third party without further payment if an Event of Default under the Lease exists.

            (e) On the date of funding of the Lease Order no Event of Default or event, which with the passage of time or the giving of notice or both would constitute an Event of Default, shall exist.

            (f) Except with the prior written consent of Lessor which shall not be unreasonably withheld, all of the Equipment subject to the Lease Order shall consist of routers and ATM switches, DSLAMs, IP concentrators and servers and related networking and information technology hardware and Soft Cost Equipment.

            (g) The amount to be funded under the Lease Order shall not be less than $4,000,000, as determined by reference to the Equipment Addendum to such Lease Order.

Lessor may, in its sole discretion, terminate its commitment herein to fund Lease Orders under the Lease if there is any material adverse change to the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Lessee, whether or not arising from transactions in the ordinary course of business.

         4.  FINANCIAL   COVENANTS

            (a) CERTAIN DEFINITIONS. The following capitalized terms shall have the following respective meanings for purposes of this Lease:

            "CONSOLIDATED OPERATING CASH FLOW" shall have the meaning given to such term in the Indenture.

            "INDENTURE" shall mean the Indenture, dated as of May 5, 1998, between Lessee and State Street Bank and Trust Company of California, N.A., as trustee.

            (b) CONSOLIDATED OPERATING CASH FLOW. Lessee shall not permit its Consolidated Operating Cash Flow for the fiscal quarter ending on the date set forth below to be less than the amount set forth opposite such date below:



                    September 30, 1999                            - 40,000,000
                    December 31, 1999                             - 72,000,000
                    March 31, 2000                                - 91,250,000
                    June 30, 2000                                 - 93,850,000
                    September 30, 2000                            - 99,750,000
                    December 31, 2000                            - 103,480,000
                    March 31, 2001                               - 114,600,000
                    June 30, 2001                                - 121,600,000
                    September 30, 2001                           - 119,250,000
                    December 31, 2001                            - 112,250,000
                    March 31, 2002                               - 107,250,000
                    June 30, 2002                                - 103,250,000
                    September 30, 2002                            - 99,300,000


A breach of a financial covenant under this paragraph 4 shall constitute an "Event of Default" under Section 21 of the Lease.

         5. REPORTING. Lessee shall furnish to Lender:

            (a) FINANCIAL STATEMENTS. So long as Lessee is not subject to the reporting requirements of Section 12 or Section 15 of the Securities and Exchange Act of 1934, as amended, promptly as they are available, unaudited quarterly and audited annual financial statements of Lessee and such other financial information as Lender may reasonably request from time to time. From and after such time as Lessee becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of Lessee's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Lessee, the financial statements of Lessee filed with such Form 10-K; and (ii) at the time of filing of Lessee's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Lessee, the financial statements of Lessee filed with such Form 10-Q.

            (b) COMPLIANCE STATEMENTS. Within thirty (30) days of the end of each fiscal quarter of Lessee, a certificate of Lessee's Chief Financial Officer or other senior officer stating that he or she has reviewed the provisions of the Lease, this Addendum and any other addendum to the Lease then in effect, and that Lessee is not in default in the observance or performance of any of the provisions hereof, or if Lessee shall be so in default, specifying all such defaults and events of which he or she may have knowledge, and setting forth the calculation of compliance or noncompliance with each of the financial covenants set forth in paragraph 4 above.


 [caad 234]I                                    -5-

            (c) MANAGEMENT REPORTS. Within twenty (20) days of the end of each month, a management report setting forth by month and year-to-date, (i) new markets entered and total markets entered, (ii) new central office locations and total central office locations, and (iii) new lines and total lines.

         6. ASSIGNMENT. Section 15 of the Lease shall be deemed amended to add the following sentence:

            "Notwithstanding the foregoing, Lessor shall in all circumstances retain at least a 20% interest in the Lease, the Lease Orders thereto and the Equipment. Lessee shall, at the reasonable request of Lessor, cooperate in the conveyance of Lessor's interest in the Lease, Lease Orders thereto, related instruments and documents and the Equipment from Lessor to one or more third parties ("Participants"), or the use thereof as security for financing obtained from Participants (such conveyance or financing, the "Syndication"). Without limiting the generality of the foregoing, Lessee shall execute and deliver such other documents, instruments, notices, opinions, certificates and acknowledgements as may reasonably be requested by Lessor or any Participant; PROVIDED, HOWEVER, that Lessee shall not be required to take or consent to any action that adversely affects any of its rights as set forth herein.

         7. NON-UTILIZATION FEE. Lessee agrees that by execution of the Lease it has agreed to lease Equipment from Lessor having an aggregate cost of not less than $15,600,000 hereunder (the "Minimum Funding Amount"). If Lessee fails at any time to meet the Minimum Funding Amount because (a) it has not requested funding of Equipment under the Lease in the amount of the Minimum Funding Amount, or (b) it has failed to satisfy any condition to any funding of Eligible Equipment, then Lessee shall pay to Lessor upon Lessor's request therefor a non-utilization fee of 1.25% of the difference between the maximum amount of financing available hereunder on the date of such request and the aggregate amount of Lease Orders then outstanding hereunder; provided, however, that Lessee shall not pay a non-utilization fee upon more than one occasion during the term of this Addendum. Lessee shall pay such non-utilization fee to Lessor, as liquidated damages and not as a penalty, within ten business days of receiving Lessor's request for payment thereof.

         8. GOVERNING LAW. The first two sentences of Section 25(a) are amended to read in their entirety as follows:

            This Lease Agreement and any Lease Order hereunder shall be governed in all respects by the laws of the State of California. Lessor and Lessee agree that any dispute between them arising under this Lease or any Lease Order shall be resolved in the state or federal courts in the State of California located in the City and County of San Francisco.

         9. SURVIVAL OF TAX INDEMNITY. Section 23 shall be amended by adding at the end thereof:

            The provisions of this Section 23 shall survive the termination or cancellation of this Lease.

         10. MISCELLANEOUS. The following Sections of the Lease are amended as follows:

         SECTION 1: The eleventh line is amended by replacing "seven (7) days" with "fourteen (14) days" after "accepted within" and "seven (7) days" with "fourteen (14) days" after "shall be deemed to be".

         SECTION 4: The second line is amended by deleting "or quarter" after "each calendar month".

         SECTION 6(c): The second line is amended by inserting "or certified maintenance provider" after "and keep in force a maintenance agreement with the manufacturer" and "or certified maintenance provider" after "Lessee shall cause the manufacturer". The third sentence is deleted in its entirety.

         SECTION 7: The first sentence is amended by replacing "not move or permit to be moved any Equipment from the location set forth in the applicable Lease Order without the prior written consent of Lessor, which shall not be unreasonably withheld," with "be permitted to relocate the Equipment within the State set forth in the applicable Lease Order without the prior written consent of the Lessor provided Lessee provides Lessor with a quarterly report detailing any and all relocations of the Equipment".

         SECTION 8: The first sentence is amended by replacing "shall not" with "may" and "which consent shall not be unreasonably withheld" with "provided Lessee provides Lessor with a quarterly report detailing any and all modifications, alterations or additions to the Equipment". The second sentence is amended by deleting "(ii) will not require the removal of any part of the Equipment" after "use of the Equipment in which the Modifications are installed," The fourth line is amended by deleting the word "contract" after "(iii) will not interfere with Lessee's ability to obtain and maintain the maintenance". The eighth line is amended by changing the word "agreement" to "requirements" after "All Modifications must qualify for the manufacturer's maintenance".

         SECTION 11: The third line is amended by adding "WHICH SHALL NOT BE UNREASONABLY WITHHELD" after "THE PRIOR WRITTEN CONSENT OF LESSOR". The sixth line is amended by inserting "DEFINED AS GREATER THAN 50%" after "CONTROLLING OWNERSHIP INTEREST OF LESSEE". The seventh line is amended by inserting the sentence "SUCH CONSENT SHALL NOT BE UNREASONABLY WITHHELD BY LESSOR (i.e. if the purported assignee has a better credit rating than the Lessee)."

         SECTION 14: The fifth line is amended by deleting "gross" after "except for Lessor's" and deleting "willful" after "negligence or".

         SECTION 17(b)(ii): The second line is amended by inserting "end of term" after "plus the".

         SECTION 21(b): The first line is amended by inserting "Equipment out of the State" after "Lessee attempts to move".

         SECTION 23: The fourth line is amended by inserting "material" after "as a result of any" and "," after "or shall be subject to the recapture of".

         SECTION 24: The fourth line is amended by changing "six" to "three" after "on the same terms and conditions for".

         IN WITNESS WHEREOF, Lessor and Lessee have executed this First Addendum as of July 30, 1999.


LESSOR:                                         LESSEE:

GATX CAPITAL CORPORATION                        RHYTHMS NETCONNECTIONS INC.


By:                                             By:
   --------------------------                      -----------------------------
Name:                                           Name:
     ------------------------                        ---------------------------
Title:                                          Title:
      -----------------------                         --------------------------

                                    EXHIBIT A

                     MATTERS TO BE COVERED IN LEGAL OPINION

         (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in the State of California.

         (b) Lessee has and had the requisite corporate power and authority to execute, deliver and perform the Lease, the First Addendum and the Lease Orders and to issue the Warrant. All action on the part of Lessee, its directors and its shareholders necessary for the authorization, execution, delivery and performance of the Lease, the First Addendum, the Lease Orders and the Warrant, has been taken. The Transaction Documents have been duly executed and delivered by an authorized officer of Lessee.

         (c) The execution, delivery and performance of the Transaction Documents (i) do not conflict with or violate any provision of Lessee's Restated Certificate of Incorporation or Bylaws or of applicable law, (ii) do not conflict with or constitute a default under any provision of any material judgment, writ, decree, order or material agreement, indenture, or instrument to which Lessee is a party or by which it is bound, and (iii) will not cause the imposition of any Lien upon the assets or properties of Lessee.

         (d) The Transaction Documents constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms. To our knowledge, no filing need be made with any governmental authority with respect to the Transaction Documents.

         (e) The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise, and when issued in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

                                    EXHIBIT B

                                 LANDLORD WAIVER

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

GATX CAPITAL CORPORATION

Four Embarcadero Center, Suite 2200
San Francisco, CA  94111
Attn:  Contract Administration
--------------------------------------------------------------------------------



                          LANDLORD'S WAIVER AND CONSENT

         THIS LANDLORD'S WAIVER AND CONSENT (this "Waiver"), dated as of ____________________, 199__ _________, is executed by and between
______________________________, _______________________________ ("Landlord") and
GATX CAPITAL CORPORATION ("Lessor").

                                    RECITALS

Landlord and RHYTHMS NETCONNECTIONS, INC. ("Tenant") are parties to a _____________________ [Lease Agreement], dated as of _________________________,
19___ (together with any other agreement between Landlord and Tenant relating to the Premises, as defined below, all as amended from time to time, to be referred to herein collectively as the "Lease"), pursuant to which Landlord has leased to Tenant that certain real property commonly known as _______________________________________________________________________________,
and more particularly described in ATTACHMENT 1 hereto (the "Premises").

Tenant and Lessor intend to or have entered into a Master Lease Agreement, dated as of July__, 1999, as amended (the "Credit Agreement") pursuant to which Lessor has agreed or will agree to lease to Tenant from time to time certain equipment (the "Equipment") which will be located on the Premises.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Lessor hereby agree as follows:

         1. WAIVER AND CONSENT. Landlord hereby consents to the location of the Equipment on the Premises and does irrevocably waive, disclaim and relinquish and assign to Lessor any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Equipment, whether arising by common law, statute or consensually (under the Lease or otherwise) and whether now in existence or hereafter created, including, but not limited to, those for rent or other right of payment. This waiver, disclaimer, relinquishment and assignment shall survive the termination of the Lease. Landlord further agrees that (a) neither the Equipment nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Equipment's annexation, the Equipment's adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation; (b) the Equipment (or any item thereof) may be repossessed by Lessor; (c) in connection with such repossession or otherwise, Lessor, and any of its agents and employees, may enter upon the Premises for the purposes of (i) guarding and maintaining the Equipment (or any item thereof), (ii) showing the Equipment (or any item thereof) to prospective lenders, buyers, lessees and sublessees, as applicable, and any of their respective agents and employees,
(iii) preparing, disassembling, dismantling, loading and/or removing the Equipment (or any item thereof), and (iv) general inspections of the Equipment pursuant to the Credit Agreement; and (d) the right of Lessor to enter the Premises and the other rights granted to Lessor in this Waiver shall not terminate until thirty (30) days after Lessor receives written notice from Landlord of the termination of the Lease. If Lessor should exercise its rights hereunder (and the failure to exercise such rights shall not be construed as a waiver thereof), Landlord agrees upon receiving prior written notice, to provide ingress and egress to effect such exercise as well as provide reasonably adequate space contiguous to the location of the Equipment to permit the exercise of such rights. Landlord further agrees that Lessor has no obligation to exercise any right granted to Lessor in this Waiver and that Lessor may elect to remove only a portion or none of the Equipment from the Premises.

         2. COSTS. Lessor agrees to indemnify and hold the Landlord harmless from any out-of-pocket costs incurred by Landlord for any physical damage to the Premises caused by Lessor solely from the exercise of its rights under clause
(b) or (c) of Paragraph 1 above.

         3. LEASE DEFAULTS. Landlord further agrees to provide Lessor written notice of any default or event of default under the Lease (each a "Default Notice") simultaneously with the giving of notice of the same to Tenant or, if no such notice is required under the Lease, at least thirty (30) days prior to the date Landlord would be entitled to terminate the Lease. Each such notice shall be sent to the address of Lessor set forth below the signature of Lessor on the last page hereof or such other address as Lessor may from time to time provide to Landlord, and shall be deemed delivered (i) in the case of notice by letter, five (5) business days after deposited in the United States mail registered and return receipt requested, (ii) in the case of notice by overnight courier, two (2) business days after delivery to such courier and (iii) in the case of notice given by telex or telecommunication, when given or sent with electronic confirmation of receipt. During any time period when Tenant is in default under the Lease, Lessor shall have the option, but not the obligation, to cure any such default. Landlord shall accept such cure if it occurs within thirty (30) days after Lessor has received the relevant Default Notice as fully as if Tenant had fully performed its obligation under the Lease. Upon curing any such default, Lessor shall be subrogated to the rights of Landlord against Tenant and, as between Landlord and Tenant, such cured defaults shall no longer exist.

         4. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord hereby warrants and represents to Lessor that (a) Landlord is the lessor under the Lease; (b) there are no other agreements between the parties affecting or relating to the Premises; (c) Landlord has all requisite power and authority to execute and deliver this Waiver and no consents from any third party are required to do so;
(d) Landlord is the sole owner of the landlord's interest under the Lease and has not conveyed, transferred or assigned any part of that interest to any other person or entity; (e) no event of default (nor any event which with the passage of time would constitute an event of default) has occurred under the Lease; (f) there exists no litigation affecting title to the Premises or any adverse claim with respect to the Premises of which Landlord has received notice; (g) there is no condemnation proceeding pending with respect to any part of the Premises, nor any threat thereof, of which the Landlord has received notice; (h) the Lease is in full force and effect; and (i) the Premises are not subject to any mortgage or other security interest in favor of any person which has not executed an attornment agreement acceptable to Lessor with respect to this Waiver.

         5. MISCELLANEOUS. This Waiver and all rights hereby granted to Lessor hereunder shall remain in effect so long as there are any obligations owing by Tenant under the Credit Agreement or any present or future agreement between Tenant and Lessor which involves the Equipment. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and assigns of Landlord and Lessor, and Landlord covenants and agrees that any assignment, mortgage or other transfer of all or any part of its interest as the owner and/or landlord of the Premises shall provide and shall be subject and subordinate to all the terms and provisions hereof. Landlord shall provide each of Tenant and Lessor a duly executed copy of the agreement evidencing such subordination. Such agreement shall be in form and substance reasonably satisfactory to Lessor. The rights and benefits of this Waiver may be assigned or transferred by Lessor or to third parties who may become the lessor, directly or indirectly, to Tenant. Lessor shall provide subsequent written notice to Landlord and Tenant of the assignment or transfer. Headings in this Waiver are for convenience of reference only and are not part of the substance hereof. This Waiver shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Landlord and Lessor have executed this Waiver as of the date and year first written above.

                                         _______________________________________

                                         By:
                                            Name________________________________
                                            Title_______________________________

                                         Address:
                                         _______________________________________
                                         _______________________________________
                                         _______________________________________

                                         Attention:

                                         GATX CAPITAL CORPORATION

                                         By:____________________________________
                                            Name
                                            Title_______________________________
                                         Address:

                                         GATX Capital Corporation
                                         Four Embarcadero Center
                                         Suite 2200
                                         San Francisco, CA 94111
                                         Attention: Contract Administrator




                                      -3-